SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	November 16, 2007

Motivnation, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-50048	82-6008492
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

18101 Von Karman Ave., Suite 330, Irvine, CA		92612
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (888) 258-6458
(Former Name or Former Address, if Changed Since Last Report)

ITEM 1.01. Entry into Material Definitive Agreement

On November 16, 2007, Motivnation entered into a subscription agreement to issue $175,000 in convertible debentures at an 8% annual interest rate. The following convertible debentures are as follow: AJW Master Fund, Ltd for $163,450; New Millennium Capital Partners II, LLC for $2,275; and AJW Partners, LLC for $9,275. The convertible debentures can be converted into shares of common stock with the conversion price being 50% of the average of the lowest three closing bid prices of the common stock during the 20 trading day preceding the conversion date.

Item 7.  Exhibits

Exhibit No.	Exhibit

10.01	November 2007 AJW Partners, LLC Convertible Note
10.02	November 2007 AJW Master Fund, Ltd. Convertible Note
10.03	November 2007 New Millennium Capital Partners II, LLC Convertible Note
10.04	November 2007 AJW Partners, LLC Warrant
10.05	November 2007 AJW Master Fund, Ltd. Warrant
10.06	November 2007 New Millennium Capital Partners II, LLC Warrant
10.07	November 2007 Registration Rights Agreement
10.08	November 2007 Securities Purchase Agreement

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: December 28, 2007	Movtination, Inc.

By: /s/ George Lefevre

George Lefevre